CONSENT OF
                         RALPH E. DAVIS ASSOCIATES, INC.


         We hereby consent to the use of the name "Ralph E. Davis Associates, Inc" and the reference to Ralph E. Davis Associates, Inc., and the inclusion of and references to our report, or information contained therein, dated January 30, 2006, prepared for Cadence Resources Corporation in the Form 10-KSB for the filing dated on or about March 31, 2006.

Houston, Texas
March 31, 2006

                                           RALPH E. DAVIS ASSOCIATES, INC.


                                           /s/ Joseph Mustacchia, Jr.
                                           -------------------------------------
                                           Joseph Mustacchia, Jr.
                                           Executive Vice-President